EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.

                    ORIGINAL ARTICLES OF INCORPORATION FILED
                     WITH THE FLORIDA DEPARTMENT OF STATE ON
                                JANUARY 22, 1993

      The shareholders of BIG ENTERTAINMENT INC. (the "Corporation") have duly adopted the following Amended and Restated Articles of Incorporation pursuant to the provisions of Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act:

                                    ARTICLE I
                                      NAME

      The name of the corporation is BIG ENTERTAINMENT, INC. (the
"Corporation").

                                   ARTICLE II
                                PRINCIPAL OFFICE

      The address of the principal office and the mailing address of the Corporation is 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431.

                                   ARTICLE III
                                  CAPITAL STOCK

      The total number of shares of stock which the Corporation shall have the authority to issue is twenty-six million (26,000,000) shares, consisting of (i) twenty-five million (25,000,000) shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

      The designations and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.    PROVISIONS RELATING TO THE COMMON STOCK

      1.   VOTING RIGHTS.

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           (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

           (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

      2. DIVIDENDS. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

      3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.    PROVISIONS RELATING TO THE PREFERRED STOCK.

      1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

      2. PREFERENCES. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

         (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

         (b) the number of shares to constitute the class or series and the designations thereof;

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         (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

         (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

         (e) whether or not the shares of a class or series shall be subject to the operation or retirement of sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

         (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

         (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

         (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

      The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

C.    SHARE RECLASSIFICATION

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      On the date of filing of these Amended and Restated Articles of
Incorporation with the Department of State of the State of Florida, each issued and outstanding share of the Corporation's previously authorized Class A Voting Common Stock, par value $.01 per share ("Class A Stock"), shall thereby and thereupon be classified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock reflecting a conversion ratio of 1:1. Each certificate that heretofore represented shares of Class A Stock shall now represent the number of shares of Common Stock into which the shares of Class A Stock represented by such certificate were reclassified and converted; PROVIDED, HOWEVER, that each person holding of record a stock certificate or certificates that represented shares of Class A Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

                                   ARTICLE IV
                                    DIRECTORS

      The Board of Directors of the Corporation shall consist of at least one Director, with the exact number of Directors to be fixed from time to time in the manner provided in the Company's Bylaws.

                                    ARTICLE V
                     REGISTERED OFFICE AND REGISTERED AGENT

      The street address of the Corporation's registered office in the State of Florida is 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, and the name of its registered agent at such address is Mitchell Rubenstein.

                                   ARTICLE VI
                                 INDEMNIFICATION

      This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

      IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ___ day of November, 1993.

                                    BIG ENTERTAINMENT, INC.

                                    By:/s/ LAURIE SILVERS
                                           ----------------------------
                                           Laurie S. Silvers, President

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
              OF SERIES A VARIABLE RATE CONVERTIBLE PREFERRED STOCK

      Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST:  DESIGNATION OF SERIES A VARIABLE RATE CONVERTIBLE PREFERRED STOCK

                Of the 1,000,000 shares of Preferred Stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, Two Hundred Seventeen Thousand Six Hundred (217,600) of such shares are hereby designated as the Series A Variable Rate Convertible Preferred Stock (the "Series A Preferred Stock"). Shares of Series A Preferred Stock are sometimes referred to below as "Series A Preferred Stock."

      The powers, designations, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

      1.   STATED VALUE. The Stated Value of each Series A Preferred Share is
                         $6.25.

      2.   DIVIDENDS.

           (a) Each outstanding share of Series A Preferred Stock shall accrue and cumulative dividends on the Stated Value thereof from and after the date of issuance at a variable rate (the "Dividend Rate") equal to the prime rate (the "Prime Rate") publicly disclosed and designated as such from time to time by J.P. Morgan Bank, New York, New York (or Citibank, N.A., New York, New York if no prime rate is designated by J.P. Morgan Bank), and such dividends shall be paid only in shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), except as provided in the following paragraph (b). Shares of Common Stock are sometimes referred to herein as "Common Shares." The Dividend Rate in effect upon the date of filing of these Articles of Amendment is 8 3/4%. Once a Dividend Rate is established such rate shall remain in effect unchanged until adjusted as provided herein. The Dividend Rate shall be adjusted quarterly on, and effective as of, each January 1, April 1, July 1 and October 1, by adjusting the Dividend Rate to the extent required so that the Dividend Rate equals the prevailing Prime Rate in effect on such date. Cumulated dividends shall be

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distributed quarterly in arrears, promptly after each March 31, June 30 and
December 31 (each such date being a "Distribution Date"), to the record holder(s) of the Series A Preferred Shares on the applicable Distribution Date. Dividends shall be paid in shares of the Company's Common Stock in an amount having an aggregate "Market Value" (as defined in Section 8 below) on the Distribution Date equal to the amount of the cumulated and unpaid dividends to be distributed.

           (b) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the distribution of dividends on the Series A Preferred Stock. Any fractional interest in a dividend share of Common Stock to which a holder of Series A Preferred Shares would otherwise be entitled shall be paid in cash (computed to the nearest cent) based on the Market Value of a Common Share on the applicable Distribution Date.

      3.   CONVERSION.

           (a) Each Series A Preferred Share shall be and is convertible at the sole option of the holder thereof, into one (1.0) share of Common Stock at any time during the two-year period (the "Conversion Period") commencing upon the date of the Closing of the first Installment under that certain Preferred Stock Purchase Agreement, dated as of October __, 1995, between Tekno Simon, LLC, an Indiana limited liability company ("Tekno Simon"), and the Company. Upon a holder's timely exercise of this conversion option in accordance with the following paragraph (b) of this Section 3, such holder shall also be entitled to receive all unpaid dividends that have cumulated or accrued on Series A Preferred Shares being converted, with such dividends to be determined and paid in accordance with Section 2 hereof as if the "Distribution Date" is the day on which the shares are surrendered for conversion.

           (b) In order to exercise this conversion option, the holder of any Series A Preferred Shares to be converted shall surrender and deliver to the Company, no later than the fifth day prior to the expiration of the Conversion Period, the certificate(s) representing such shares, together with a notice of election to convert in such form as the Company may reasonably require, duly completed and signed by the holder. Upon the proper delivery of such documents, the conversion to be effected thereby shall be effective as of the date of such delivery.

           (c) Promptly after the effective date of a holder's conversion of Series A Preferred Shares in accordance with this Section 3, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder (i) pursuant to the holder's conversion of Series A Preferred Shares in accordance with the provisions of this Section 3, and (ii) in payment of any unpaid dividends on the converted shares as provided under paragraph (a) of this Section 3. The fractional interest in one share of Common Stock arising upon the conversion, if any, shall be settled as provided in paragraph (c) below.

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           (d) All shares of Common Stock delivered upon conversion of the
Series A Preferred Stock shall be duly and validly issued and fully paid and nonassessable. Upon the effective date of a holder's conversion of Series A Preferred Shares, such converted Series A Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

           (e) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series A Preferred Shares shall be paid in cash (computed to the nearest cent) based on the Market Value (as defined in Section 8 below) of a Common Share on the effective date of the conversion.

           (f) In the event that, prior to the expiration of the Conversion Period, the Company (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (2) subdivides (by "stock split" or otherwise) its outstanding Common Stock into a greater number of shares, or (3) combines (by "reverse stock split" or otherwise) its outstanding Common Stock into a smaller number of shares, the number of Common Shares into which each outstanding Series A Preferred Share is convertible under this Section 3 shall be proportionately adjusted so that the holder of each Preferred Share thereafter surrendered for conversion pursuant to this Section 3 shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive had the Series A Preferred Share been effectively converted immediately prior to the happening of such event.

           (g) In the event that, prior to the expiration of the Conversion Period, there occurs any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of the Series A Preferred Stock then outstanding shall have the right thereafter (and until the expiration of the Conversion Period) to convert the Series A Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Shares issuable upon the conversion of the holder's Series A Preferred Shares immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

           (h) The Company shall at all times reserve and keep available, free from preemptive rights and other encumbrances, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series A Preferred Shares, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Shares.

           (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Shares, prior to the delivery thereof, upon

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each national securities exchange or NASDAQ, if any, upon which the outstanding
Common Stock is listed at the time of delivery.

      4.   REDEMPTION.

           (a) All of the outstanding Series A Preferred Shares shall be redeemable by the Company at any time after the expiration of the Conversion Period (except for Series A Preferred Shares as to which the holder or holders thereof have timely exercised the conversion thereof in accordance with Section 3 hereof), upon not less than 30 nor more than 60 calendar days' prior written notice by the Company to the holder or holders of Series A Preferred Shares, at a redemption price per Series A Preferred Share of $7.1875. In addition to the redemption price for each Series A Preferred Share redeemed from a holder pursuant to this Section 4, upon such redemption the Company shall also pay such holder $7.1875 for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the shares redeemed. For purposes of this paragraph, the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Redemption Date" (as defined in paragraph (b) below) is the "Distribution Date."

           (b) Notice of any such redemption of the Series A Preferred Shares, specifying the date fixed by the Board of Directors for the redemption (the "Redemption Date"), the place of redemption and the redemption price, shall be given by first-class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date.

           (c) Upon the Redemption Date, all rights of the holders of the Series A Preferred Shares to be redeemed shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock.

           (d) The Series A Preferred Shares are not subject or entitled to the benefit of a sinking fund.

      5. PREEMPTIVE RIGHTS. Shares of the Series A Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

      6. VOTING. The holders of shares of Series A Preferred Stock will be entitled to vote such shares (with each share having one vote) together with holders of shares of Common Stock as a single class on all matters, including the election of directors, except as otherwise required by law. Except as set forth in the preceding sentence or as required by law, the shares of the Series A Preferred Stock shall not have any voting powers, either general or special.

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      7.   LIQUIDATION PREFERENCE.

           (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, the amount of
(i) $7.1825 per Series A Preferred Share, plus (ii) $7.1825 for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the outstanding Series A Preferred Shares (for purposes of this clause (ii), the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Distribution Date" is the date upon which the first payment of any portion of the amount referenced in the foregoing clause (i) is paid). The term "Liquidation Preference" as used herein means the sum of the amounts referenced in the foregoing clauses (i) and (ii). The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this Section 7, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this Section 7.

           (b) After the payment in full of the Liquidation Preference in cash to the holders of the Series A Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series A Preferred Stock shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

      8. MARKET VALUE. The "Market Value" of a share of Common Stock as of any specified date (the "Value Date") shall be the average of the last reported sale prices per share on each of the twenty Trading Days (as defined below) immediately preceding the second day prior to the Value Date. The last reported sale price for any Trading Day shall be (1) the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in common uses, if so quoted, or (2) if Common Stock prices are not quoted as described in clause (1), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or
(3) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (4) if Common Stock prices are not quoted as described in the foregoing clauses (1), (2) or (3) but are quoted on any national securities or central market system other than as described above, the last reported sale price shall be determined in the manner set forth in the foregoing clause (2) if bid and asked

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quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If the Market Value of a share of Common Stock cannot be determined under the foregoing provisions of this Section 8 because such provisions are inapplicable by their terms, then the Market Value shall be determined by an independent appraiser jointly selected by the Board of Directors and Tekno Simon, provided, however, that if Tekno Simon is not a holder of Series A Preferred Shares at such time, the appraiser shall be selected by the Board of Directors subject to approval of the appraiser by the holders of a majority of the outstanding Series A Preferred Shares. As used herein, the term "Trading Days" means (a) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (b) if not quoted as described in clause (a), days on which quotations are reported by the National Quotation Bureau Incorporated, or (c) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (d) if the Common Stock is quoted on any national securities or central market system referenced in clause (4) above, days on which trades may be made or prices are quoted on such system, as the case may be.

      9. RANK. The Series A Preferred Stock shall rank senior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company as to all classes and series of capital stock of the Company outstanding as of the date of these Articles of Amendment. The Company shall not hereafter issue any shares of Preferred Stock or other capital stock ranking senior to, or on parity with, the Series A Preferred Stock as to the payment of dividends or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, without the prior consent of the holders of at least 75% of the outstanding Series A Preferred Shares. Any shares of Series A Preferred Stock which shall at any time have been converted or redeemed or otherwise reacquired by the Company shall after such redemption, reacquisition or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

      10. REPORTS AND NOTICES. So long as any shares of the Series A Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all stockholder notices of the Company when and as furnished to the holders of the Common Stock.

      11. WAIVER BY PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits of the Series A Preferred Stock and the holders thereof provided herein may be waived as to all outstanding Series A Preferred Shares and the holders thereof by the consent of the holders of at least seventy-five percent (75%) of the outstanding Series A Preferred Shares.

      12. HOLDER. The term "holder" as used in this Designation of Series A Variable Rate Convertible Preferred Stock means a record holder of any shares of Series A Preferred Stock.

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

      SECOND: ADOPTION OF AMENDMENTS TO ARTICLES OF INCORPORATION

      These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors without shareholder action on November 8, 1995, pursuant to Section 607.0602 of the Florida Business Corporation Act, and shareholder action was not required.

      IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the 8th day of November, 1995.

                                   BIG ENTERTAINMENT, INC., a corporation
                                   organized and existing under the Florida
                                   Business Corporation Act

                                   By:/s/ MITCHELL RUBENSTEIN
                                          ------------------------------------
                                          Mitchell Rubenstein, Chairman of the
                                          Board, Director and Chief Executive
                                          Officer

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
              OF SERIES B VARIABLE RATE CONVERTIBLE PREFERRED STOCK

      Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST: DESIGNATION OF SERIES B VARIABLE RATE CONVERTIBLE PREFERRED STOCK

      Of the 1,000,000 shares of Preferred Stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, One Hundred Forty-Two Thousand, Two Hundred Twenty Three (142,223) of such shares are hereby designated as the Series B Variable Rate Convertible Preferred Stock (the "Series B Preferred Stock"). Shares of Series B Preferred Stock are sometimes referred to below as "Series B Preferred Shares."

      The powers, designations, preferences, and relative, participating, optional or other special rights of the Series B Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

      1. STATED VALUE. The initial Stated Value of each Series B Preferred Share is $5.375. On the earlier to occur of March 31, 1997 or the Closing of the 25th Installment (the "Termination Date") under that certain Preferred Stock Purchase Agreement, dated as of November 8, 1995 and amended as of October 15, 1996 (the "Purchase Agreement") between Tekno Simon, LLC, an Indiana limited liability company ("Tekno Simon") and the Company, the Stated Value of each Series B Preferred Share shall be adjusted (the "Final Stated Value") so that it shall equal the average of the Subsequent Stated Values determined at the time of closing each Installment under the Purchase Agreement held subsequent to October 15, 1996, but in no event greater than $6.25 per share or less than $4.50 per share. As used herein, the "Subsequent Stated Value" for a closing shall equal the "Market Value" of the Common Stock as of the date of such closing.

                                              PREPARED BY:
                                              Nina S. Gordon, Esquire
                                              Fla. Bar No. 0535309
                                              Broad and Cassel
                                              201 S. Biscayne Blvd., Ste. 3000
                                              Miami, FL 33131

      2. DIVIDENDS.

         (a) Each outstanding share of Series B Preferred Stock shall accrue and cumulate dividends on the Stated Value thereof from and after the date of issuance at a variable rate (the "Dividend Rate") equal to the prime rate (the "Prime Rate") publicly disclosed and designated as such from time to time by J.P. Morgan Bank, New York, New York (or Citibank, N.A., New York, New York if no prime rate is designated by J.P. Morgan Bank), and such dividends shall be paid only in shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), except as provided in the following paragraph (b). Shares of Common Stock are sometimes referred to herein as "Common Shares." The Dividend Rate in effect upon the date of filing of these Articles of Amendment is 8-1/4%. Once a Dividend Rate is established such rate shall remain in effect unchanged until adjusted as provided herein. The Dividend Rate shall he adjusted quarterly on, and effective as of each January 1, April 1, July 1 and October 1, by adjusting the Dividend Rate to the extent required so that the Dividend Rate equals the prevailing Prime Rate in effect on such date. Cumulated dividends shall be distributed quarterly in arrears, promptly after each March 31, June 30, September 30 and December 31 (each such date being a "Distribution Date"), to the record holder(s) of the Series B Preferred Shares on the applicable Distribution Date. Dividends shall be paid in shares of the Company's Common Stock in an amount having an aggregate "Market Value" (as defined in Section 8 below) on the Distribution Date equal to the amount of the cumulated and unpaid dividends to be distributed.

         (b) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the distribution of dividends on the Series B Preferred Stock. Any fractional interest in a dividend share of Common Stock to which a holder of Series B Preferred Shares would otherwise be entitled shall be paid in cash (computed to the nearest cent) based on the Market Value of a Common Share on the applicable Distribution Date.

      3. CONVERSION.

         (a) Each Series B Preferred Share shall be and is convertible, at the sole option of the holder thereof, into one share of Common Stock at any time until the second anniversary of the date of the Closing of the first Installment under the Purchase Agreement (the "Conversion Period"). Upon a holder's timely exercise of this conversion option in accordance with the following paragraph
(b) of this Section 3, such holder shall also be entitled to receive all unpaid dividends that have cumulated or accrued on the Series B Preferred Shares being converted, with such dividends to be determined and paid in accordance with
Section 2 hereof as if the "Distribution Date" is the day on which the shares are surrendered for conversion.

         (b) In order to exercise this conversion option, the holder of any Series B Preferred Shares to be converted shall surrender and deliver to the Company, no later than the fifth day prior to the expiration of the Conversion Period, the certificate(s) representing such shares, together with a notice of election to convert in such form as the Company may reasonably require, duly completed and signed by the holder. Upon the proper delivery of such documents, the conversion to be effected thereby shall be effective as of the date of such delivery.

         (c) Promptly after the effective date of a holder's conversion of Series B Preferred Shares in accordance with this Section 3, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder (i) pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section 3, and (ii) in payment of any unpaid dividends on the converted shares as provided under paragraph (a) of this Section 3. The fractional interest in one share of Common Stock arising upon the conversion, if any, shall be settled as provided in paragraph (e) below.

         (d) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly and validly issued and fully paid and nonassessable. Upon the effective date of a holder's conversion of Series B Preferred Shares, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

         (e) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series B Preferred Shares shall be paid in cash (computed to the nearest cent) based on the Market Value (as defined in Section 8 below) of a Common Share on the effective date of the conversion.

         (f) In the event that, prior to the expiration of the Conversion Period, the Company (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (2) subdivides (by "stock split" or otherwise) its outstanding Common Stock into a greater number of shares, or (3) combines (by "reverse stock split" or otherwise) its outstanding Common Stock into a smaller number of shares, the number of Common Shares into which each outstanding Series B Preferred Share is convertible under this Section 3 shall be proportionately adjusted so that the holder of each Preferred Share thereafter surrendered for conversion pursuant to this Section 3 shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive had the Series B Preferred Share been effectively converted immediately prior to the happening of such event.

         (g) In the event that, prior to the expiration of the Conversion Period, there occurs any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of the Series B Preferred Stock then outstanding shall have the right thereafter (and until the expiration of the Conversion Period) to convert the Series B Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Shares issuable upon the conversion of the holder's Series B Preferred Shares immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

         (h) The Company shall at all times reserve and keep available, free from preemptive rights and other encumbrances, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series B Preferred Shares, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Shares.

         (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Shares, prior to the delivery thereof, upon each national securities exchange or NASDAQ, if any, upon which the outstanding Common Stock is listed at the time of delivery.

      4. REDEMPTION.

         (a) All of the outstanding Series B Preferred Shares shall be redeemable by the Company at any time after the expiration of the Conversion Period (except for Series B Preferred Shares as to which the holder or holders thereof have timely exercised the conversion thereof in accordance with Section 3 hereof), upon not less than 30 nor more than 60 calendar days' prior written notice by the Company to the holder or holders of Series B Preferred Shares, at a redemption price per Series B Preferred Share equal to 115% of the Final Stated Value. In addition to the redemption price for each Series B Preferred Share redeemed from a holder pursuant to this Section 4, upon such redemption the Company shall also pay such holder an amount equal to 115% of the Final Stated Value for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the shares redeemed. For purposes of this paragraph, the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Redemption Date" (as defined in paragraph (b) below) is the "Distribution Date."

         (b) Notice of any such redemption of the Series B Preferred Shares, specifying the date fixed by the Board of Directors for the redemption (the "Redemption Date"), the place of redemption and the redemption price shall he given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date.

         (c) Upon the Redemption Date, all rights of the holders of the Series B Preferred Shares to be redeemed shall cease with respect to such shares, and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock.

         (d) The Series B Preferred Shares are not subject or entitled to the benefit of a sinking fund.

      5. PREEMPTIVE RIGHTS. Shares of the Series B Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

      6. VOTING. The holders of shares of Series B Preferred Stock will be entitled to vote such shares (with each share having one vote) together with holders of shares of Common Stock and shares of the Company's Series A Variable Rate Preferred Stock (the "Series A Preferred Stock") as a single class on all matters, including the election of directors, except as otherwise required by law. Except as set forth in the preceding sentence or as required by law, the shares of the Series B Preferred Stock shall not have any voting powers, either general or special.

      7. LIQUIDATION PREFERENCE.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series B Preferred Stock upon liquidation, the amount of
(i) the Final Stated Value per Series B Preferred Share, plus (ii) the Final Stated Value for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the outstanding Series B Preferred Shares (for purposes of this clause (ii), the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Distribution Date" is the date upon which the first payment of any portion of the amount referenced in the foregoing clause (i) is paid). The term "Liquidation Preference" as used herein means the sum of the amounts referenced in the foregoing clauses (i) and (ii). The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this
Section 7, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this
Section 7.

         (b) After the payment in full of the Liquidation Preference in cash to the holders of the Series B Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series B Preferred Stock shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

      8. MARKET VALUE. The "Market Value" of a share of Common Stock as of any specified date (the "Value Date") shall be the average of the last reported sale prices per share on each of the twenty Trading Days (as defined below) immediately preceding the second day prior to the Value Date. The last reported sale price for any Trading Day shall be (1) the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in common uses, if so quoted, or (2) if Common Stock prices are not quoted as described in clause (1), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or (3) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (4) if Common Stock prices are not quoted as described in the foregoing clauses (1),
(2) or (3) but are quoted on any national securities or central market system other than as described above, the last reported sale price shall be determined in the manner set forth in the foregoing clause (2) if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If the Market Value of a share of Common Stock cannot be determined under the foregoing provisions of this Section 8 because such provisions are inapplicable by their terms, then the Market Value shall be determined by an independent appraiser jointly selected by the Board of Directors and Tekno Simon, provided, however, that if Tekno Simon is not a holder of Series B Preferred Shares at such time, the appraiser shall be selected by the Board of Directors subject to approval of the appraiser by the holders of a majority of the outstanding Series B Preferred Shares. As used herein, the term "Trading Days" means (a) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (b) if not quoted as described in clause (a), days on which quotations are reported by the National Quotation Bureau Incorporated, or (c) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (d) if the Common Stock is quoted on any national securities or central market system referenced in clause
(4) above, days on which trades may be made or prices are quoted on such system, as the case may be.

      9. RANK. The Series B Preferred Stock shall rank PARI PASSU as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company with the Company's Series A Preferred Stock. The Series B Preferred Stock shall rank senior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company as to all classes and series of capital stock of the Company outstanding as of the date of these Articles of Amendment. The Company shall not hereafter issue any shares of Preferred Stock or other capital stock ranking senior to, or on parity with, the Series B Preferred Stock as to the payment of dividends or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, without the prior consent of the holders of at least 75% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock. Any shares of Series B Preferred Stock which shall at any time have been converted or redeemed or otherwise reacquired by the Company shall, after such redemption, reacquisition or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

      10. REPORTS AND NOTICES. So long as any shares of the Series B Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all stockholder notices of the Company when and as furnished to the holders of the Common Stock.

      11. WAIVER BY PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits of the Series B Preferred Stock and the holders thereof provided herein may be waived as to all outstanding Series B Preferred Shares and the holders thereof by the consent of the holders of at least seventy-five percent (75%) of the outstanding Series B Preferred Shares.

      12. HOLDER. The term "holder" as used in this Designation of Series B Variable Rate Convertible Preferred Stock means a record holder of any shares of Series B Preferred Stock.

      SECOND: ADOPTION OF AMENDMENTS TO ARTICLES OF INCORPORATION

      These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors without shareholder action on December 9, 1996, pursuant to Section 607.0602 of the Florida Business Corporation Act, and shareholder action was not required.

      IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized Officer of the Company as of the 9th day of December, 1996.
BIG ENTERTAINMENT, INC.

                                  By: /s/ MITCHELL RUBENSTEIN
                                          ------------------------------------
                                          Mitchell Rubenstein, Chairman of the
                                          Board and Chief Executive Officer

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
                 OF 4% $100 SERIES C CONVERTIBLE PREFERRED STOCK

      Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST: DESIGNATION OF 4% $100 SERIES C CONVERTIBLE PREFERRED STOCK

      Of the 1,000,000 shares of preferred stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, 100,000 of such shares are hereby designated as the 4% $100 Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Shares of Series C Preferred Stock are sometimes referred to herein as "Series C Preferred Shares."

      The powers, designations, preferences, and relative, participating, optional or other special rights of the Series C Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

      13. STATED VALUE. The Stated Value of each Series C Preferred Share is
$100.

      14. DIVIDENDS.

         (a) Each outstanding share of Series C Preferred Stock shall accrue and cumulate dividends on the Stated Value thereof from and after the date of issuance at the rate of 4% per annum (the "Dividend Rate"). Dividends, when declared on the Series C Preferred Stock, shall have accrued from the date of issuance or thereafter, from the most recent date on which dividends were payable, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on March 31, 1997; PROVIDED, HOWEVER, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each of such dates, a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

         (b) No full dividends shall be declared or paid or set apart for payment on any series of preferred stock or other capital stock of any series ranking, as to dividends or

                                              PREPARED BY:
                                              Nina S. Gordon, Esquire
                                              Fla Bar No. 0435309
                                              Broad and Cassel
                                              201 S. Biscayne Blvd., Ste. 3000
                                              Miami, FL 33131
liquidation preference, junior to ("Junior Stock") the Series C Preferred Stock during any calendar quarter unless full dividends on the Series C Preferred Stock for the Dividend Period ending during such calendar quarter have been or contemporaneously are declared and paid. If full dividends on the Series C Preferred Stock have not been declared and paid for the then-current Dividend Period, then, with respect to such then-current Dividend Period, the following restrictions shall be applicable: (1) no dividend or distribution, other than in Junior Stock, may be declared, set aside or paid on any shares of Junior Stock,
(2) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock) and
(3) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire (except by conversion into or exchange for Junior Stock) any shares of any class or series of Junior Stock or warrants, calls, options or other rights to acquire capital stock of the Company or other security exercisable or exchangeable into capital stock of the Company, without the consent of the holders of a majority of the then-outstanding shares of Series C Preferred Stock. Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein provided on the Series C Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series C Preferred Stock which may be in arrears.

      15. CONVERSION.

         (a) Subject to and upon compliance with the provisions of this Section 3, the holders of the Series C Preferred Shares shall have the right, at his or her option, at any time commencing on June 20, 1997, to convert the shares into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Company's common stock, $.01 par value (the "Common Stock"), equal to $100.00 for each Series C Preferred Share surrendered for conversion divided by the Conversion Price (as defined in Section 3(f) below); PROVIDED, HOWEVER, that if the Company shall have called the Series C Preferred Stock for redemption, such right shall terminate on the close of business on the third business day preceding the Redemption Date (as defined below) unless the Company has defaulted in making the payment due on the Redemption Date.

         (b) In order to exercise this conversion option, the holder of any Series C Preferred Shares to be converted shall surrender and deliver to the Company the certificate(s) representing such shares, together with the Notice of Election to Convert on the reverse side of said certificate(s), or otherwise in such form as the Company may reasonably require, duly completed and signed by the holder. Unless the shares issuable upon conversion are to be issued in the same name as the name in which the shares of the Series C Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his or her duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax. The holders of shares of the Series C Preferred Stock at the close of business on a Record Date shall be entitled to receive any dividend declared payable on those shares for the corresponding Dividend Period on the applicable Dividend Payment Date, notwithstanding the conversion of the shares after the

Record Date. Upon the proper delivery of such documents, the conversion to be effected thereby shall be effective as of the date of such delivery.

         (c) Promptly after the effective date of a holder's conversion of Series C Preferred Shares in accordance with this Section 3, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section 3. The fractional interest in one share of Common Stock arising upon the conversion, if any, shall be settled as provided in paragraph (e) below.

         (d) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly and validly issued and fully paid and nonassessable. Upon the effective date of a holder's conversion of Series C Preferred Shares, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

         (e) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series C Preferred Shares shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section (f)(vi) below) of a Common Share on the effective date of the conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference (as such term is defined in Section 8 below) of the Series C Preferred Shares so surrendered.

         (f) The "Conversion Price" per share of the Series C Preferred Stock shall be $6.325, subject to adjustment from time to time as follows:

              a. For purposes of this Section 3, the following definitions shall apply:

                 (1) "Convertible Securities" shall mean any evidences of indebtedness, shares or securities convertible into or exchangeable for shares of Common Stock.

                 (2) "Common Stock Outstanding" shall include all Common Stock issued and outstanding and issuable upon exercise of all outstanding options and conversion of all outstanding Convertible Securities.

                 (3) "Effective Price" of additional shares of Common Stock shall mean the quotient determined by dividing the total number of additional shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under Section 3(f)(ii), into the aggregate consideration received or deemed to have been received by the Company for such issue.

                 (4) "Issuance Date" shall mean the actual initial date of issuance of the Series C Preferred Stock.

                 (5) "Private Placement" shall mean the issuance of securities by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

              b.

                 (1) In case at any time or from time to time after the Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section 3(f)(ii) to have issued or sold additional shares of Common Stock, for an Effective Price less than the Conversion Price in effect on the date of and immediately prior to such issue or, in the case of the issuance of additional shares of Common Stock in a Private Placement at less than 90% of such Conversion Price, or the Company issues or sells, or is deemed by the express provisions of this Section 3(f)(ii) to have issued or sold Additional Shares of Common Stock for an Effective Price less than the Current Market Price in effect on the date of and immediately prior to such issue, then and in each such case the then-existing Conversion Price for the Series C Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to the lower of the prices determined as follows:

                     (a) by multiplying the Conversion Price for the Series C Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus
(ii) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Company for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price for the Series C Preferred Stock and (b) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date of such issue after giving effect to such issue of additional shares of Common Stock; and

                     (b) by multiplying the Conversion Price for the Series C Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator or which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Current Market Price immediately prior to such issue or sale plus (ii) the aggregate consideration received (or by express provision hereof deemed to have been received) by the Company for the total number of additional shares of Common Stock so issued, and (b) the denominator of which shall be the product of (iii) the number of shares of Common Stock Outstanding at the close of business on the date of such issue after giving effect to such issue of additional shares of Common Stock, multiplied by (iv) the Current Market Price immediately prior to such issue or sale.

                 (2) For the purpose of making any adjustment required under
Section 3(f)(ii), the consideration received by the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company prior to deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (2) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors, and (3) if additional shares of Common Stock, Convertible Securities or options to purchase either additional shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed (as provided in clauses (1) and (2) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such additional shares of Common Stock, Convertible Securities or options.

                 (3) For purpose of the adjustment required under Section 3(f)(ii), if at any time or from time to time after the Issuance Date for the Series C Preferred Stock, the Company issues or sells any options or Convertible Securities, then in each case the Company shall be deemed to have issued at the time of the issuance of such options or Convertible Securities the maximum number of additional shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such options or Convertible Securities plus, in the case of such options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Company upon the exercise of such options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Conversion Price for the Series C Preferred Stock, adjusted upon the issuance of such options or Convertible Securities, shall be made as a result of the actual issuance of additional shares of Common Stock on the exercise of any such options or the conversion of any such Convertible Securities. If any such options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised and fewer than the maximum number of additional shares of Common Stock deemed issued thereunder upon issuance thereof shall have actually been issued thereunder, or more than the minimum consideration deemed to have been received by the Company upon issuance thereof shall have been actually received by the Company, then the Conversion Price for the Series C Preferred Stock adjusted upon the issuance of such options or Convertible Securities shall be readjusted to the Conversion Price for the Series C Preferred Stock that would have been in effect had an adjustment been made on the basis that the only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such options or rights of conversion of such Convertible Securities, and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration received by the Company for the granting of all such options plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                 (4) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series C Preferred Stock shall be made in respect of the issue of additional shares of Common Stock unless the consideration per share for such additional shares of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price or 90% of the Conversion Price in the case of additional shares of Common Stock issued in a Private Placement, or Current Market Price, as the case may be, in each case in effect on the date of, and immediately prior to, such issue.

              c.

                 (1) In case the Company shall (1) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, or (3) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that the holder of any share of the Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Company that he would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 3(f)(i) shall become effective immediately after the Record Date in the case of a dividend or distribution except as provided in Section 3(f)(ix) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                 (2) If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization provided for in Section 3(f)(iii)(A)) or a merger or consolidation of the Company with or into another corporation, or the sale of all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including adjustment of the Conversion Price for the Series C Preferred Stock then in effect and number of shares of Common Stock purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                 (3) In the event that the Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holders of the Series C Preferred Stock.

              d. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price of the Common Stock at the record date for the determination of shareholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of the issuance of the rights or warrants plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock for subscription or purchase. The adjustment provided for in this Section 3(f)(iv) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 3(f)(ix) below, after such record date. In determining whether any rights or warrants entitle the holder of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

              e. In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3(f)(iv) above), then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination, if made in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in
Section 3(f)(ix) below, after the record date for the determination of shareholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants, other than those referred to in
Section 3(f)(iv) above ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 3(f)(v), make proper provision so that each holder of the Series C Preferred Stock who converts such Series C Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and
(2) if such conversion occurs after the Distribution Date, the same number of shares of Common Stock into which the number of Series C Preferred Shares so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

              f. For the purpose of any computation under this Section 3, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the 10 consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (1) the last reported sale price of the Common Stock on the Nasdaq National Market or SmallCap Market, as the case may be, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (2) if not quoted as described in clause
(1), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days, or (3) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (2) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein, the term "Trading Days" means (A) if the Common Stock is quoted on the Nasdaq National Market, Nasdaq SmallCap Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (B) if not quoted as described in clause (A), days on which quotations are reported by the National Quotation Bureau Incorporated, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business. Notwithstanding the foregoing, if Common Stock is issued by the Company in a Private Placement, then "Current Market Price" shall be 90% of the price computed pursuant to this
Section 3(f)(vi).

              g. In the event that the Company shall fail to declare and timely pay a dividend on the Series C Preferred Stock for a Dividend Period (a "Dividend Default"), then the Conversion Price shall be reduced by $0.25 for each such Dividend Default. Notwithstanding the foregoing, if at any time subsequent to an adjustment in the Conversion Price pursuant to this Section 3(f)(vii), the Company declares and pays all cumulated dividends on the Series C Preferred Stock through the then-current Dividend Period, then no further adjustment in the Conversion Price pursuant to this Section 3(f)(vii) shall be made until a new Dividend Default shall have occurred.

              h. In the event the Company shall have failed to file and have declared effective a registration statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act for the shares of Common Stock into which the Series C Preferred Stock is convertible by September 1, 1997, then the existing Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on September 1, 1997, to a price that is 75% of the Conversion Price for the Series C Preferred Stock in effect immediately prior to the close of business on September 1, 1997, and if such registration shall not have been filed and declared effective by March 31, 1998, the Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on March 31, 1998, to a price that is 50% of the Conversion Price for the Series C Preferred Stock in effect immediately prior to the close of business on September 1, 1997.

              i. No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3(f)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and PROVIDED, FURTHER, that adjustment shall be required and made in accordance with the provisions of this Section 3(f)

(other than this Section 3(f)(ix)) not later than three years of the date of the event requiring the adjustment. All calculations under this Section 3(f) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Notwithstanding anything in this Section 3(f) to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 3(f), as it, in its discretion, shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidence of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Company to its shareholders shall be a tax-free distribution for federal income tax purposes.

              j. In each case of an adjustment or readjustment of the Conversion Price for the Series C Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof (and cause its regularly retained independent public accountants to verify such computation) and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to have been received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price for the Series C Preferred Stock at the time in effect, (3) the number of additional shares of Common Stock, and (4) the type and amount, if any, of other property that at the time would be received upon conversion of the Series C Preferred Stock.

              k. The provision of this Section 3(f) shall not apply to or as result of any shares, rights, options, warrants or Convertible Securities outstanding on the date hereof or issuable as a result of any transaction occurring, plan adopted, or agreement entered into prior to the date hereof.

          (g) a. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held by its treasury, or both, for the purpose of effective conversions of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock not theretofore converted. For purposes of this Section 3(g), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

              b. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series C Preferred Stock, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Price.

           (h) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on conversion of the Series C Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or fee that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or fee or has established, to the satisfaction of the Company, that the tax or fee has been paid.

           (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of the Series C Preferred Shares, prior to the delivery thereof, for trading upon each national securities exchange or Nasdaq, if any, upon which the outstanding Common Stock is listed at the time of delivery.

       16. REDEMPTION.

           (a) The shares of Series C Preferred Stock shall be redeemable by the Company, in whole or in part, at any time and from time to time, from and after the later of (i) December 20, 1999 or (ii) the date on which the Company's Common Stock shall have an average closing bid price that is at least 200% of the Conversion Price for any 10 consecutive trading days, at a price of $100.00 per share, plus, in each case, an amount equal to all accrued but unpaid dividends for the then-current Dividend Period immediately preceding the date fixed for redemption (the "Redemption Date").

           (b) In the event that fewer than all the outstanding shares of the Series C Preferred Stock are to be redeemed as permitted by this Section 4, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange or automated quotation system upon which the shares of the Series C Preferred Stock may at the time be listed.

           (c) Notice of redemption of the Series C Preferred Stock, specifying the Redemption Date and place of redemption, shall be given by certified mail to each holder of record of the shares to be redeemed, at his or her address of record, not less than 60 calendar days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof that are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

           (d) Notice of redemption of shares of the Series C Preferred Stock having been given as provided in Section 4(c), then unless the Company shall have defaulted in providing for the payment of the redemption price and all accrued and unpaid dividends for the then-current Dividend Period immediately preceding the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends for the then-current Dividend Period immediately preceding the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Series C Preferred Stock.

           (e) Any shares of Series C Preferred Stock which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

           (f) The Company, directly or indirectly, shall not purchase or otherwise acquire any shares of the Series C Preferred Stock; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of shares of the Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of all outstanding shares of the Series C Preferred Stock or pursuant to the exercise of the conversion right provided in
Section 3 hereof.

           (g) Shares of the Series C Preferred Stock are not subject or entitled to the benefit of a sinking fund.

           (h) Notwithstanding the foregoing, if notice of redemption shall have been given pursuant to this Section 4 and any holder of the Series C Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to Section 3 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in Section 3 hereof.

       17. REDEMPTION FOLLOWING DEFAULT.

           (a) In the event of a default under the terms of the Series C Preferred Stock as set forth herein (excluding a Dividend Default resulting in an adjustment to the Conversion Price pursuant to Section 3(f)(vii) hereof), or under the Preferred Stock Purchase Agreement, each holder of Series C Preferred Stock shall have the right, at such holder's sole option, to require the Company to repurchase all or a portion of such holder's shares at the price of $100 per share plus accrued but unpaid dividends for the then-current Dividend Period.

           (b) In order to exercise this option to require redemption of Series C Preferred Shares by the Company, the holder of any such Series C Preferred Shares shall surrender and deliver to the Company the certificate(s) representing such shares, together with a notice of election to require redemption, duly completed and signed by the holder. Holders of shares of the Series C Preferred Stock at the close of business on a Record Date shall be entitled to receive any dividend declared payable on those shares for the corresponding Dividend Period on the applicable Dividend Payment Date, notwithstanding the redemption of the shares after the Record Date pursuant to this Section 5.

      18. PREEMPTIVE RIGHTS. Shares of the Series C Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

      19. VOTING. The holders of shares of the Series C Preferred Stock will be entitled to vote such shares (with each share having one vote) together with the holders of shares of the Company's Common Stock, Series A Variable Rate Convertible Preferred Stock and Series B Variable Rate Preferred Stock as a single class on all matters, including the election of directors, except as otherwise expressly required by law. Except as set forth in the foregoing sentence or as required by law, the shares of Series C Preferred Stock shall not have any voting powers, either general or special.

      20. LIQUIDATION PREFERENCE.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series C Preferred Stock upon liquidation, the amount of $100 per Series C Preferred Share, in the event of an involuntary or voluntary liquidation (the "Liquidation Preference"), plus a sum equal to all dividends accrued on such shares for and unpaid for the then-current Dividend Period. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this Section 8, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this Section 8.

         (b) After the payment in full in cash of the Liquidation Preference plus accrued dividends to the holders of the Series C Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series C Preferred Shares shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

         (c) In the event the assets of the Company available for distribution to the holders of the Series C Preferred Shares upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 8(a) above, no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of capital stock of the Company ranking on a parity with the Series C Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the Series C Preferred Stock, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the Series C Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

      21. RANK. The Series C Preferred Stock shall rank junior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company with the Company's Series A Variable Rate Convertible Preferred Stock and Series B Variable Rate Convertible Preferred Stock. The Series C Preferred Stock shall rank senior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company as to all other classes and series of capital stock of the Company outstanding as of the date of these Articles of Amendment or issued subsequent hereto, unless consented to by the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock. The Company shall not hereafter issue any shares of Preferred Stock or other capital stock ranking senior to the Series C Preferred Stock as to the payment of dividends or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, without the prior consent of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock. Any shares of Series C Preferred Stock that shall at any time have been converted or redeemed or otherwise reacquired by the Company shall, after such conversion, redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

      22. REPORTS AND NOTICES. So long as any shares of the Series C Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all shareholder notices of the Company promptly after filing with the Securities and Exchange Commission.

      23. WAIVER BY SERIES C PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits for the Series C Preferred Shares and the holders thereof provided herein may be waived as to all outstanding Series C Preferred Shares and the holders thereof by the consent of the holders of a majority of the then-outstanding Series C Preferred Shares.

      24. HOLDER. The term "holder" as used in this Designation of Preferences, Rights and Limitations of 4% $100 Series C Convertible Preferred Stock means a record holder of any shares of Series C Preferred Stock.

      25. ADDITIONAL ISSUANCES OF SERIES C PREFERRED SHARES. If after the initial issuance of Series C Preferred Shares as provided herein, the Company desires to issue additional Series C Preferred Shares with a different Conversion Price, the Company shall file such amendments to its Articles of Incorporation as may be necessary to effect such change in the Conversion Price and, thereafter, the Series C Preferred Shares as initially issued shall be designated "Series C-1" and such subsequently issued Series C Preferred Shares shall bear similar consecutively numbered designations.

      SECOND: ADOPTION OF AMENDMENTS TO ARTICLES OF INCORPORATION

      These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors without shareholder action on December 9, 1996, pursuant to Section 607.0602 of the Florida Business Corporation Act, and shareholder action was not required.

      IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the ____ day of December, 1996.

                                    BIG ENTERTAINMENT, INC.

                               By: /s/ MITCHELL RUBENSTEIN
                                       ------------------------------------
                                       Mitchell Rubenstein, Chairman of the
                                       Board and Chief Executive Officer